                                                                    EXHIBIT 10.1



                                                                  EXECUTION COPY
              __________________________________________________

                           STOCK PURCHASE AGREEMENT

                                     among

                       TANNING TECHNOLOGY GROUP, L.L.C.,

                          COURTNEY ROSE CORPORATION,

                             WINSOFT CORPORATION,

                          HIPPELI ENTERPRISES, INC.,

                                STEPHEN BROBST,

                                LARRY TANNING,

                                BIPIN AGARWAL,

                                 TONI HIPPELI

                                      and

                          AEA TANNING INVESTORS INC.

                         Dated as of December 24, 1996

               _________________________________________________


                               TABLE OF CONTENTS
                               -----------------
                                                                                                   Page
ARTICLE I             ISSUANCE AND SALE OF SHARES....................................................2
     Section 1.1         Issuance of Shares..........................................................2
     Section 1.2         Consideration...............................................................2

ARTICLE II            CLOSING; ISSUANCE OF SHARES; PAYMENT OF PURCHASE PRICE.........................2
     Section 2.1         Closing.....................................................................2
     Section 2.2         Issuance of the AEA Shares and Cash Payment.................................2

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE TANNING PARTIES..........................2
     Section 3.1         Organization................................................................3
     Section 3.2         Authority...................................................................3
     Section 3.3         Ownership of the Company....................................................4
     Section 3.4         Subsidiaries and Equity Interests...........................................4
     Section 3.5         Capitalization of New Tanning...............................................5
     Section 3.6         The AEA Shares..............................................................5
     Section 3.7         No Conflicts; Consents......................................................5
     Section 3.8         Financial Statements; No Undisclosed Liabilities............................6
     Section 3.9         Absence of Changes..........................................................7
     Section 3.10        Title to Assets.............................................................7
     Section 3.11        Compliance with Laws........................................................7
     Section 3.12        Permits.....................................................................8
     Section 3.13        Taxes.......................................................................8
     Section 3.14        Litigation..................................................................10
     Section 3.15        Contracts...................................................................10
     Section 3.16        Broker's and Finder's Fee...................................................11
     Section 3.17        Employee Benefit Plans......................................................11
     Section 3.18        Patents, Trademarks, Trade Names, Etc.......................................13
     Section 3.19        Insurance...................................................................13
     Section 3.20        New Tanning.................................................................14
     Section 3.21        Affiliate Matters...........................................................14
     Section 3.22        Information.................................................................14

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF AEA..........................................14
     Section 4.1         Organization................................................................14
     Section 4.2         Authority...................................................................15
     Section 4.3         No Conflicts; Consents......................................................15
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                                       -i-

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     Section 4.4         Broker's and Finder's Fee...................................................15

ARTICLE V             COVENANTS......................................................................15
     Section 5.1         Cooperation by the Company..................................................15
     Section 5.2         Conduct of Business.........................................................16
     Section 5.3         Access......................................................................17
     Section 5.4         No Solicitation.............................................................17
     Section 5.5         Required Notices............................................................17
     Section 5.6         New Tanning.................................................................18
     Section 5.7         Merger......................................................................18
     Section 5.8         Audited Financial Statements................................................18
     Section 5.9         Related Agreements..........................................................18

ARTICLE VI            CONDITIONS TO AEA'S OBLIGATIONS................................................19
     Section 6.1         Representations, Warranties and Covenants of the Tanning Parties............19
     Section 6.2         No Prohibition..............................................................19
     Section 6.3         Consents....................................................................19
     Section 6.4         Merger......................................................................19
     Section 6.5         Certificates and Resolutions................................................20
     Section 6.6         Board Approval..............................................................20
     Section 6.7         Shareholders Agreement......................................................20
     Section 6.8         Asset Purchase Agreement....................................................20
     Section 6.9         Employment Agreements.......................................................20
     Section 6.10        Audited Financial Statements................................................20
     Section 6.11        Legal Opinion...............................................................20
     Section 6.12        Pyramid.....................................................................20
     Section 6.13        New Tanning.................................................................20
     Section 6.14        Counterpart.................................................................20
     Section 6.15        Confidentiality and Assignment Agreements...................................20

ARTICLE VII           CONDITIONS TO THE OBLIGATIONS OF THE TANNING PARTIES...........................21
     Section 7.1         Representations, Warranties and Covenants of AEA............................21
     Section 7.2         No Prohibition..............................................................21
     Section 7.3         Consents....................................................................21
     Section 7.4         Employment Agreements.......................................................21
     Section 7.5         Shareholders Agreement......................................................21
     Section 7.6         Related Transaction.........................................................21

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                                                                                                    Page
                                                                                                    ----
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ARTICLE VIII          TERMINATION....................................................................22
     Section 8.1         Termination.................................................................22
     Section 8.2         Effect on Obligations.......................................................22

ARTICLE IX            INDEMNIFICATION................................................................22
     Section 9.1         Losses......................................................................22
     Section 9.2         Indemnification by the Original Members and Principals......................22
     Section 9.3         Indemnification by AEA......................................................23
     Section 9.4         Claims......................................................................24
     Section 9.5         Limitations on Indemnification..............................................25
     Section 9.6         Exclusive Remedy............................................................25

ARTICLE X             MISCELLANEOUS..................................................................25
     Section 10.1        Survival....................................................................25
     Section 10.2        Expenses....................................................................26
     Section 10.3        Exclusive Agreement; No Third-Party Beneficiaries...........................26
     Section 10.4        Governing Law, Etc..........................................................26
     Section 10.5        Successors and Assigns......................................................27
     Section 10.6        Publicity...................................................................27
     Section 10.7        Severability................................................................27
     Section 10.8        Notices.....................................................................27
     Section 10.9        Counterparts; Facsimile Signatures..........................................28
     Section 10.10       Interpretation..............................................................28
     Section 10.11       Amendment...................................................................29
     Section 10.12       Extension; Waiver...........................................................29
     Section 10.13       Other Transaction Structures................................................29

                                 DEFINED TERMS
Term                                                                 Section
----                                                                 -------

AEA................................................................  Preamble
AEA Shares ........................................................  Recitals
Affiliate .........................................................  3.15
Agreement..........................................................  Preamble
Asset Purchase Agreement........................................     5.9
Audited Financial Statements ......................................  5.8
Balance Sheet......................................................  3.8(a)
Brobst ............................................................  Preamble
Cash Payment ...................................................     9.2(d)
Closing............................................................  2.1
Closing Date ......................................................  2.1
Code............................................................     3.13
Company ...........................................................  Preamble
Company Benefit Plans..............................................  3.17(a)
Confidentiality Agreement..........................................  5.3
Courtney ..........................................................  Preamble
Debt...............................................................  3.15(i)
Environmental Law .................................................  3.11
Employment Agreements ..........................................     5.9
Environmental Matter .............................................   3.11
ERISA Affiliate ..................................................   3.17(b)
Fair Value.........................................................  9.2(e)
Fees and Expenses .................................................  10.2
Financial Statements ..............................................  3.8(a)
GAAP ..............................................................  3.8(a)

Governmental Entity ...............................................  3.7
Hippeli ...........................................................  Preamble
Income Tax ........................................................  3.13
Indemnified Party .................................................  9.4(a)
Indemnifying Party.................................................  9.4(a)
Intellectual Property Rights ......................................  3.18
Laws ..............................................................  3.11
Lien ..............................................................  3.10
Litigation ........................................................  3.14
Loss ..............................................................  9.1
Losses ............................................................  9.1
Material Adverse Effect ...........................................  3.1
Material Contracts ................................................  3.15
Merger ............................................................  Recitals
Merger Agreement ..................................................  5.9
New Tanning .......................................................  Recitals
Original Members ..................................................  Preamble
Patents and Copyrights and Trademarks .............................  3.18
Permits ...........................................................  3.12
Person ............................................................  3.1
Principals ........................................................  Preamble
Proposals .........................................................  5.4
Purchase Price ....................................................  1.2
Related Agreements.................................................  5.9
Return.............................................................  3.13
Shareholders Agreement ............................................  5.9
Stock Payment .....................................................  9.2(e)

Subsidiary ........................................................  3.1
Tanning Entities...................................................  3.13
Tanning Parties.................................................... Preamble
Tax................................................................  3.13
Third Party Claims ................................................  9.4(a)
Units .............................................................  3.3
WinSoft............................................................ Preamble

                                    Schedules
                                    ---------

3.3(a)                                Ownership of Company

3.3(b)                                Ownership of Courtney, Hippeli and WinSoft

3.4                                   Subsidiaries

3.5                                   Capitalization

3.7                                   Conflicts

3.8                                   Financial Statements

3.9                                   Absence of Changes

3.10                                  Title to Assets

3.11                                  Compliance with Laws

3.12                                  Permits

3.13                                  Taxes

3.14                                  Litigation

3.15                                  Contracts

3.17                                  Employee Benefit Plans

3.18                                  Patents

3.19                                  Insurance

4.3                                   No Conflicts

5.2                                   Conduct of Business

7.3                                   Consents

                                   Exhibits
                                   --------

1                                   Capitalization

2                                   Shareholders Agreement

3                                   Employment Agreements

4                                   Transaction Modifications

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 24,
                                          --------
1996, among Tanning Technology Group, L.L.C., a Colorado limited liability company (the "Company"), Courtney Rose Corporation, a Colorado corporation
              -------
("Courtney"), WinSoft Corporation, a Colorado corporation ("WinSoft"), Hippeli
----------                                                  -------
Enterprises, Inc., a Colorado corporation ("Hippeli"), Stephen Brobst ("Brobst")
                                            -------                     ------
(Courtney, WinSoft, Hippeli and Brobst are collectively referred to herein as the "Original Members"), Larry Tanning, Bipin Agarwal, Toni Hippeli (Larry
     ----------------
Tanning, Bipin Agarwal, Toni Hippeli and Stephen Brobst are collectively referred to herein as the "Principals" and the Company, Larry Tanning, Bipin
                           ----------
Agarwal, Stephen Brobst, Toni Hippeli and the Original Members, are collectively referred to herein as the "Tanning Parties") and AEA Tanning Investors Inc., a
                           ---------------
Delaware corporation ("AEA").
                       ---

          WHEREAS, immediately prior to the Closing (as defined below), the Company will merge (the "Merger") with and into Tanning Technology Corporation,
                         ------
a Delaware corporation to be newly formed in connection with the transactions contemplated hereby ("New Tanning"), with New Tanning being the surviving
                      -----------
entity, and New Tanning shall, by virtue of the Merger, own and be the successor to all of the assets, properties, rights and liabilities of any kind of the Company (except as otherwise expressly provided for herein) (following the Merger, the term the "Company" as used herein, shall include New Tanning);

          WHEREAS, immediately following the Merger, the Original Members of the Company will own, in the aggregate, all of the issued and outstanding shares of capital stock of New Tanning; and

          WHEREAS, immediately following the Merger, AEA desires to purchase from New Tanning and the Original Members desire to cause New Tanning to issue and sell to AEA, that number of shares of common stock of New Tanning (bearing the liquidation preference described in Exhibit 1) which will, upon their issuance, constitute 32% of the issued and outstanding common stock of New Tanning (the "AEA Shares") on the terms and conditions set forth in this
              ----------
Agreement.

          NOW THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I



                          ISSUANCE AND SALE OF SHARES
                          ---------------------------

     Section 1.1  Issuance of Shares.  On the terms and subject to the
                  ------------------
conditions of this Agreement, at the Closing, the Original Members shall cause New Tanning to issue, transfer, deliver and sell to AEA and AEA shall purchase and accept from New Tanning, the AEA Shares for the consideration specified below in Section 1.2.

     Section 1.2  Consideration.  On the terms and subject to the conditions of
                  -------------
this Agreement, in consideration for the sale of the AEA Shares, at the Closing, AEA will pay or cause to be paid to New Tanning the amount of $13,000,000 (the "Purchase Price"), as adjusted pursuant to Section 10.2.
---------------

                                  ARTICLE II

            CLOSING; ISSUANCE OF SHARES; PAYMENT OF PURCHASE PRICE
            ------------------------------------------------------

     Section 2.1  Closing.  Subject to the terms and conditions of this
                  -------
Agreement, the consummation of the purchase and sale of the AEA Shares (the "Closing") shall take place at the offices of Ireland, Stapleton, Pryor &
 -------
Pascoe, P.C., 1675 Broadway, Suite 2600, Denver, Colorado 80202, at 10:00 a.m., local time, on January 24, 1997, or at such other time, date or place as is agreed to in writing by the parties hereto. The date on which the Closing shall occur is hereafter referred to as the "Closing Date."
                                       ------------

     Section 2.2  Issuance of the AEA Shares and Cash Payment.  At the Closing,
                  -------------------------------------------
(i) the Original Members shall cause New Tanning to deliver to AEA certificates representing the AEA Shares, duly authorized and issued in blank, free and clear of all Liens (as defined in Section 3.10) and restrictions of any kind (except for those imposed by the Shareholders Agreement (as defined below) and applicable securities laws) and (ii) AEA shall deliver, or cause to be delivered, to New Tanning, the Purchase Price by wire transfer of immediately available funds, to an account or accounts designated at least two days prior to the Closing Date by New Tanning in a written notice to AEA.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE TANNING PARTIES
             -----------------------------------------------------

          The Tanning Parties hereby represent and warrant to AEA as follows:

     Section 3.1  Organization.  Each of Courtney, WinSoft, Hippeli, and each
                  ------------
Subsidiary is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation and has all requisite power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. The Company is a limited liability company duly organized and validly existing under the laws of the State of Colorado and has all requisite power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. Upon its incorporation, New Tanning will be a corporation duly organized and validly existing under the laws of the State of Delaware and will have all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and the properties and assets of the Company after the Merger and to carry on its business as it will be conducted after its incorporation and after the Merger. WinSoft, Hippeli, Courtney, and each Subsidiary are duly qualified to do business and are in good standing as foreign corporations in all jurisdictions where the nature of the property owned or leased by them, or the nature of the business conducted by them, makes such qualification necessary, except where such lack of qualification would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the ability of any of the Tanning Parties to consummate the transactions contemplated hereby and by the Related Agreements (a "Material Adverse Effect"). The Company is duly qualified
                       -----------------------
to do business and is in good standing as a foreign limited liability company in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, except where such lack of qualification would not have a Material Adverse Effect. New Tanning will be on the Closing Date duly qualified to do business and in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it and by the Company, or the nature of the business conducted by it or by the Company make such qualification necessary, except where such lack of qualification would not have a Material Adverse Effect. True and complete copies of the governing documents of the Company, each of the Subsidiaries, Courtney, WinSoft and Hippeli have previously been made available to AEA. As used in this Agreement, the term "Subsidiary"
                                                                 ----------
shall mean any Person, with respect to which the Company owns 50% or more of the capital stock or other equity interests of such Person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person, directly or through one or more Subsidiaries. As used in this Agreement, "Person" shall mean any individual, firm, corporation,
                         ------
partnership, limited liability company, trust, joint venture, Governmental Entity (as defined in Section 3.7) or other entity.

     Section 3.2  Authority.  Each of the Tanning Parties has full power and
                  ---------
authority to execute and deliver this Agreement and, to the extent it is a party thereto, the Related

Agreements, to perform all its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, to the extent it is a party thereto, the Related Agreements, by each of the Tanning Parties and the consummation by each of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action (corporate or otherwise) of each. This Agreement has been duly and validly executed and delivered by each of the Tanning Parties and constitutes, and, as of the Closing, each of the Related Agreements will have been duly and validly executed and delivered by each of the Tanning Parties, to the extent a party thereto and will constitute, the valid and binding obligation of each, enforceable against each in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  As used in this Agreement, "Related Agreements" shall have the meaning
                                   ------------------
set forth in Section 5.9.

     Section 3.3  Ownership of the Company.  (a) The outstanding equity
                  ------------------------
interests of the Company consist of 10,000 units of limited liability company interests (the "Units"). The Original Members are the record and beneficial
                -----
owners of all of the Units (as set forth on Schedule 3.3(a)) free and clear of any Liens, except as set forth on Schedule 3.3(a). Except for such Units, there are no outstanding units, securities or interests or securities convertible into, exchangeable for, or carrying the right to acquire, or any voting agreements with respect to, any voting units, securities or interests of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company or any Original Member to issue or acquire any of its voting units, securities or interests or any ownership interest therein.

          (b) Except as set forth on Schedule 3.3(b), Larry Tanning, Toni Hippeli and Bipin Agarwal, respectively, each own all of the capital stock of Courtney, Hippeli and WinSoft, free and clear of any Liens. All of the issued and outstanding shares of capital stock of each of Courtney, Hippeli and WinSoft are validly issued, fully paid and nonassessable.

     Section 3.4  Subsidiaries and Equity Interests.  Schedule 3.4 sets forth a
                  ---------------------------------
list of all direct or indirect Subsidiaries of the Company. The Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock of the Subsidiaries free and clear of any Liens. All of the issued and outstanding shares of capital stock of each Subsidiary is validly issued, fully paid and nonassessable. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, or any voting agreements with respect to, any equity securities of any of the Subsidiaries, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary to issue or acquire any of its equity securities or any ownership interest therein. Except as set forth in Schedule 3.4, the Company does not own, directly or indirectly any capital stock of, or other equity interests in, any Person, and is not a member of, or participant in, any partnership, joint venture or similar Person or entity.

     Section 3.5  Capitalization of New Tanning.  Immediately following the
                  -----------------------------
Merger, (i) the Original Members will own all of the issued and outstanding capital stock of New Tanning, free and clear of any Liens, (ii) all of the issued and outstanding shares of capital stock of New Tanning will be validly issued, fully paid and nonassessable and (iii) the authorized capital stock of New Tanning shall be divided into classes and have the rights and privileges (including with respect to liquidation preferences) as set forth on Exhibit 1 (except for modifications which do not affect the economic, voting or other substantial rights of such capital stock). Except as set forth on Schedule 3.5, on the Closing Date, there will be outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, or any voting agreements with respect to, any equity securities of New Tanning, or subscriptions, warrants, options, rights or other arrangements or commitments obligating New Tanning or any Original Member to issue or acquire any of its equity securities or any ownership interest therein.

     Section 3.6  The AEA Shares.  Upon delivery to AEA at the Closing of
                  --------------
certificates representing the AEA Shares, and upon receipt by New Tanning of the Purchase Price, good and valid title to the AEA Shares will pass to AEA, free and clear of all Liens and restrictions of any kind (except for those imposed by the Shareholders Agreement and applicable securities laws). Upon the issuance of the AEA Shares at the Closing, the AEA Shares will, upon their issuance, constitute 32% of the issued and outstanding common stock of New Tanning, will have the rights and privileges (including with respect to liquidation preferences) as set forth in Exhibit 1 (except for modifications which do not affect the economic, voting or other substantial rights of such capital stock) and will be validly issued, fully paid and nonassessable. Other than as provided for in this Agreement or any other agreement entered into by AEA, the AEA Shares are not, and upon their issuance will not be, subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or other disposition of the AEA Shares other than the Shareholders Agreement.

     Section 3.7  No Conflicts; Consents.  Except as set forth in Schedule 3.7,
                  ----------------------
the execution and delivery by each of the Tanning Parties of this Agreement, and, to the extent they are a party thereto, the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not (i) violate, conflict with, result in a breach of, or default under, or permit the termination of, or require consent under any agreement, obligation or commitment to which any of the Tanning Parties is bound, or to which any of its properties or assets is subject (including, without limitation, the Material

Contracts (as defined in Section 3.15)), (ii) violate any provision of any applicable law, rule or regulation to which any of the Tanning Parties is subject, (iii) violate any order, judgment or decree applicable to any of the Tanning Parties, or (iv) conflict with, or result in a breach of or default under, any term or condition of the governing documents of the Company, Courtney, WinSoft or Hippeli. No consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is
                                                      -------------------
required to be obtained or made by any of the Tanning Parties in connection with the execution, delivery and performance of the transactions contemplated by this Agreement or the Related Agreements. To the knowledge of the Company, except as set forth in Section 3.7, no creditor, employee, client, customer or other Person having a business relationship with the Company or any Subsidiary intends to change (in a manner adverse to the Company) such relationship because of the issuance and sale of the AEA Shares or the transactions contemplated hereby or by the Related Agreements.

     Section 3.8  Financial Statements; No Undisclosed Liabilities.  (a) The
                  -------------------------------------------------
Company has delivered to AEA balance sheets of the Company dated as of December 31, 1995 and September 30, 1996 and statements of income and cash flow of the Company for the year ending December 31, 1995 and for the nine months ending September 30, 1996 (such financial statements are herein referred to as the "Financial Statements"). Except as set forth on Schedule 3.8, the Financial
 --------------------
Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and present fairly, in all material respects, the financial
             ----
position of the Company as of their respective dates, and the results of its operations and its cash flows for each of the periods indicated therein. All customer accounts receivable of the Company and the Subsidiaries, whether reflected on the most recent balance sheet contained in the Financial Statements (the "Balance Sheet") or subsequently created, have arisen from bona fide
      -------------
transactions in the ordinary course of business. To the knowledge of the Company, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet.

          (b) The Company and the Subsidiaries have no liabilities or obligations of any kind (whether absolute, accrued, contingent, determined, determinable or otherwise), except to the extent such liabilities or obligations
(i) are fully reflected as liabilities or reserved for on the Balance Sheet,
(ii) are expressly disclosed in any Schedule hereto, (iii) are liabilities or obligations incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of any of the terms of this Agreement or (iv) do not exceed, individually or in the aggregate, $200,000.

     Section 3.9  Absence of Changes.  Except as set forth on Schedule 3.9,
                  ------------------
since September 30, 1996 the business of the Company and the Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects, and (i) there have been no changes in the business, assets or liabilities or prospects of the Company or the Subsidiaries which individually or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect, and (ii) there has not been any transaction or event of the type restricted or prohibited by Section 5.2 which, if such transaction or event occurred after the date hereof, would constitute a violation of Section 5.2 of this Agreement.

     Section 3.10  Title to Assets.  The Company and the Subsidiaries have good
                   ---------------
title to all of the assets and properties which they purport to own (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since September 30, 1996) free and clear of all Liens, except
(a) as set forth in Schedule 3.10, (b) Liens for taxes not yet due, and (c) Liens which do not interfere with the use or value of the asset affected thereby. The Company and the Subsidiaries do not own any real property. As used in this Agreement, "Lien" shall mean all liens, claims, charges, security
                    ----
interests, pledges, mortgages, rent charges, covenants, easements, restrictions, provisions, consents, licenses or other encumbrances, obligations or restrictions or rights or claims of others (including without limitation, any options or similar rights) of any character whatsoever which impair the relevant Person's right, title or interest in, or the value, use or enjoyment of, the asset subject thereto except, with respect to securities, Liens imposed by applicable securities laws.

     Section 3.11  Compliance with Laws.  (a) Except as set forth in the
                   --------------------
Schedule 3.11, the Company and the Subsidiaries have been and are in compliance in all material respects with all applicable federal, state, local and foreign laws (including statutes and judicial and administrative decisions, orders and decrees), rules and regulations ("Laws"), including, without limitation, those
                                  ----
relating to Environmental Matters (as defined below), occupational health and safety and employment practices and matters. The Company has not received notice of any noncompliance by the Company or any Subsidiary with any Laws. Except as set forth on Schedule 3.11, there are no conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions, that (i) may interfere with or prevent continued compliance by the Company with Environmental Laws (as defined below), or (ii) may give rise to any liability or other obligation of or form the basis for a claim under any Environmental Law against the Company. As used herein, the term "Environmental Matter" means any matter
                                       --------------------
arising out of or relating to the environment, safety or health or the production, storage, handling, use, emission, release, discharge or disposal of any substance, product or waste which may cause damage or require remediation or other costs to be incurred. As used herein, the term "Environmental Law" means
                                                      -----------------
any Law relating to Environmental Matters.

          (b) Each Original Member and Principal represents that it has not received written notice of noncompliance by the Company or any Subsidiary with any Laws.

     Section 3.12  Permits.  Schedule 3.12 sets forth a true and complete list
                   -------
of all material licenses, permits and authorizations ("Permits") which are
                                                       -------
necessary for the conduct of the business of the Company and the Subsidiaries. Except as set forth in Schedule 3.12, all such Permits are validly held by the Company or a Subsidiary, the Company and the Subsidiaries have complied in all material respects with all terms and conditions relating to such Permits and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and thereby. The Company has not received notice nor otherwise has any knowledge that any Governmental Entity intends to cancel or terminate any such Permits and no consent or approval of any Governmental Entity is required under any such Permit in connection with the transactions contemplated by this Agreement or the Related Agreements. All such Permits which are held in the name of an employee, officer, member, or agent or otherwise on behalf of the Company or any Subsidiary shall be deemed included under this Section 3.12.

     Section 3.13  Taxes. (a) For the purposes of this Agreement, the following
                   -----
terms shall have the following meanings:

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.
                  ----

          (ii)   "Income Tax" or "Income Taxes" means any federal, state, local
                  ----------      ------------
or foreign income, franchise or similar Tax and, in each instance, any interest, penalties or additions to tax attributable to such Tax and any damages, costs, expenses, fees or other liability arising from such Tax;

          (iii)  "Return" means any report, return, statement, estimate,
                  ------
declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

          (iv)   "Tax" or "Taxes" means taxes of any kind, levies or other like
                  ---      -----
assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the

United States, or any state, county, local or foreign government or subdivision or agency thereof, and, in each instance, such term shall include any interest, penalties or additions to tax attributable to any such Tax and any damages, costs, expenses, fees or other liability arising from such Tax.

          (b) Except as set forth on Schedule 3.13, the Company and its Subsidiaries and any predecessors thereof (the "Tanning Entities") have (i)
                                                ----------------
timely filed in accordance with all applicable laws all material Returns required to be filed, (ii) paid all Taxes shown to have become due pursuant to such Returns and (iii) paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable. All Returns filed by the Tanning Entities with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof, and all Taxes for which the Tanning Entities have been or may be liable have been paid. Except as set forth on
Schedule 3.13, complete copies of all material Returns of the Tanning Entities that have been filed since the inception of the Tanning Entities have been made available to AEA prior to the date hereof. Prior to the date hereof, the Tanning Entities have provided to AEA copies of all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of the Tanning Entities with respect to past periods for which the limitations period
has not run.   Except as set forth on Schedule 3.13, (A) all amounts required to be collected or withheld by the Tanning Entities with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (B) the Company has, at all times since its inception, qualified as a partnership for federal, state, and local Income Tax purposes (rather than an association taxable as a corporation) and has filed all Returns consistent with this characterization, (C) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any liability for Tax or with respect to any Return for which the Tanning Entities could be liable, (D) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes for which the Tanning Entities could be liable which remain in effect, (E) no taxing authority in a jurisdiction where a Tanning Entity does not file Returns has made a claim, assertion or threat that such Tanning Entity is or may be subject to taxation by such jurisdiction, (F) Schedule 3.13 contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Tanning Entities have filed income, franchise, or sales and use Returns for all taxable periods ending after December 31, 1991, and (G) the Tanning Entities have not agreed to, and are not required to include in income, any adjustment pursuant to section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, nor do the Tanning Entities have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed, or is considering, any such change in accounting method.

     Section 3.14  Litigation.  Except as set forth in Schedule 3.14, there is
                   ----------
no suit, legal or administrative action or arbitration pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary ("Litigation"), nor are there any judgments, decrees or orders of any
  ----------
Governmental Entity binding on the Company or any Subsidiary. There are no pending or, to the knowledge of the Company, threatened governmental investigations or inquiries or proceedings concerning the Company or the business or operations of the Company.

     Section 3.15  Contracts.  Except as set forth in Schedule 3.15 and except
                   ---------
for the Related Agreements, neither, the Company, nor any Subsidiary is party to or is bound by, and none of the properties, assets or operations of each is subject to, any agreement, contract, lease, license, commitment or instrument each that is of a type described below:

          (a) any lease agreement (whether as lessor or lessee) relating to real property or personal property, other than those lease agreements which do not in any case provide for a rental of more than $10,000 per year;

          (b) any license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee and whether written or oral) relating to any Intellectual Property Rights (as defined in Section 3.18);

          (c) any agreement with any of its employees or consultants;

          (d) any agreement, contract, lease, commitment or instrument with any party, including any customer or supplier, (i) providing for any payment in excess of $20,000 by any party thereto or (ii) which does not contemplate performance within 12 months;

          (e) any collective bargaining or other agreement with any labor union;

          (f) any agreement relating to the acquisition or disposition of any business, corporation or other legal entity or a material amount of assets (by way of merger, consolidation, purchase, sale or otherwise);

          (g) any agreement granting any Person a Lien on any of its assets or properties, including, without limitation, any factoring agreement or agreement for the assignment of accounts receivable or inventory;

          (h) any agreement that creates a joint venture or partnership with any other Person;

          (i) any indenture, mortgage, note, bond or other evidence of indebtedness, any credit or similar agreement under which it has borrowed any money, and any guarantee of or agreement to acquire any such obligation, of any other Person ("Debt");
                                       ----

          (j) any agreement which restricts it from entering into any new or existing line of business or any agreement which contains geographic restrictions on its ability to conduct business activities (including a covenant not to compete);

          (k) any agreement, contract or other arrangement with any Principal, any Original Member or any Affiliate of an Original Member;

          (l) any guarantee of third party obligations; or

          (m) any other agreement which is material to the business or financial condition of the Company and the Subsidiaries.

     Except as set forth in Schedule 3.15, all agreements, contracts, leases, licenses, commitments or instruments of the Company or any Subsidiary listed or required to be listed in Schedule 3.15 (collectively, the "Material Contracts")
                                                           ------------------
are valid, binding and in full force and effect and are enforceable by the Company or a Subsidiary in accordance with its terms. Except as set forth in
Schedule 3.15, (a) the Company and the Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts, and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, and
(b) to the knowledge of the Company, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Correct and complete copies of all written Material Contracts (and true and complete summaries of all oral Material Contracts) have been made available to AEA prior to the date hereof. As used in this Agreement, "Affiliate" means, (i) with
                                                 ---------
respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person or (ii) with respect to any individual, any individual in such other individual's immediate family.

     Section 3.16  Broker's and Finder's Fee.  The Company has not employed any
                   -------------------------
broker, finder, or financial intermediary in connection with the transactions contemplated by this Agreement or the Related Agreements that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

     Section 3.17  Employee Benefit Plans.  (a) Schedule 3.17 contains a true
                   ----------------------
and complete list of each plan, policy, practice, agreement or other arrangement, or commitment therefor, providing for compensation, termination pay, performance awards, equity-related awards, fringe benefits or other employee benefits of any kind pursuant to which the Company, any of the Subsidiaries or any ERISA Affiliate has or may have any liability, contingent or otherwise (each, a "Company Benefit
                                                                 ---------------
Plan").
----

          (b) Neither the Company nor any of the Subsidiaries has or has ever had any ERISA Affiliates (other than the Company or a Subsidiary). "ERISA
                                                                     -----
Affiliate" shall mean any Person which is (or at any relevant time was) a member
---------
of a "controlled group of corporations" with, under "common control" with, or a member of any "affiliated service group" with or otherwise required to be aggregated with, the Company or any of the Subsidiaries as set forth in Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of Employee Retirement Income Security Act of 1974, as amended.

          (c) The Company and each of the Subsidiaries has performed all obligations required to be performed by it under each Company Benefit Plan and each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations. There are no actions, proceedings, arbitrations, suits or claims (other than routine claims for benefits) pending, or to the knowledge of the Company, threatened or anticipated, with respect to any Company Benefit Plan. No Company Benefit Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Company, no such audit or investigation is pending or threatened.

          (d) Each Company Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified. No circumstances exist which would adversely affect this qualification. No "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan.

          (e) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of the Subsidiaries to amend or terminate any Company Benefit Plan.

          (f) With respect to each Company Benefit Plan which is a "welfare plan" (within the meaning of Section 3(1) of ERISA), all claims incurred (including claims incurred but not reported) thereunder are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; or (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims.
     ---

     Section 3.18  Patents, Trademarks, Trade Names, Etc. Schedule 3.18 sets
                   -------------------------------------
forth, as of the date hereof, all registered United States and foreign patents, trademarks, trade names, copyrights and applications therefor which are held or used by the Company and the Subsidiaries (the "Patents, Copyrights and
                                               -----------------------
Trademarks"). Except as set forth in Schedule 3.18, (i) the Company is the sole
----------
owner of the Patents, Copyrights, Trademarks shop rights, inventions, discoveries, improvements, drawings, designs, patterns, processes, formulae, trade secrets, proprietary rights and data, ideas and know-how, whether or not patentable or registrable, owned, used, or held for use by the Tanning Parties in connection with the Company's business ("Intellectual Property Rights"); (ii)
                                            ----------------------------
to the knowledge of the Company, none of the Intellectual Property Rights is being infringed upon or appropriated by others; (iii) all Patents, Copyrights and Trademarks have been duly registered or filed in the United States Patent and Trademark Office or in the appropriate office in other jurisdictions, and such registrations have been properly maintained and renewed in accordance with all applicable laws, rules, and regulations and all fees associated therewith have been paid; (iv) the Company has not received notice of any claim or demand of any Person pertaining to any prosecution, suit, action or proceeding pending or threatened, that challenges the exclusive right of the Company to use any of the Intellectual Property Rights; (v) no aspect of the Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency; (vi) the Company is not engaged in any Litigation, and, to the knowledge of the Company, no Litigation is threatened, with respect to the use of any of the Intellectual Property Rights; and (vii) to the knowledge of the Company, the conduct of the Company and the Subsidiaries as now being conducted does not, and as currently proposed to be conducted, will not, infringe or otherwise conflict with, any patents, trademarks, service marks, trade names, copyrights or other intellectual property or proprietary rights of others.

     Section 3.19  Insurance.  Schedule 3.19 sets forth, as of the date hereof,
                   ---------
a correct and complete list of all of the material policies of insurance and fidelity or surety bonds with respect to the Company. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. There are no claims by the Company or any Subsidiary as to which any insurance company is denying liability or defending under a reservation of rights or similar causes. The activities and operations of the Company and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies and, except as set forth in Schedule 3.19, proper notice of all known claims that the Company reasonably believes it has under such insurance policies, has been given to the providers of such insurance policies.

     Section 3.20  New Tanning.  New Tanning (i) will be a newly formed
                   -----------
corporation and will not have (other than the assets and liabilities of the Company following the Merger and nominal amounts contributed as its initial capitalization) any assets or liabilities of any kind and (ii) will not have conducted any business or operations, except in each case as contemplated by this Agreement.

     Section 3.21  Affiliate Matters.  No Original Member or other Affiliate of
                   -----------------
the Company or any Principal has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and no Original Member or other Affiliate of the Company or any Principal has any direct or indirect ownership interest or economic interest in any Person with which the Company or any Subsidiary competes (except that Stephen Brobst d/b/a Strategic Technologies & Systems may have competed in the past with the Company) or with which it has a business relationship. After giving effect to the Merger, the assets of New Tanning will include all of the assets necessary to the conduct of the Company's business as presently conducted.

     Section 3.22  Information.  To the knowledge of the Company, none of (a)
                   -----------
this Agreement (including the Schedules and Exhibits hereto), (b) the agreements (including, without limitation, the Related Agreements), certificates and other instruments executed and delivered by or on behalf of any of the Tanning Parties in connection with the execution of this Agreement or the Closing or (c) the Financial Statements and, when delivered, the Audited Financial Statements contain (or in the case of the Audited Financial Statements, will contain) any material misstatement of fact or omit any material fact necessary to be stated in order to make the statements therein not misleading.

                                  ARTICLE IV


                     REPRESENTATIONS AND WARRANTIES OF AEA
                     -------------------------------------

          AEA hereby represents and warrants to each of the Tanning Parties as follows:

     Section 4.1  Organization.  AEA is a corporation duly organized and validly
                  ------------
existing under the laws of Delaware and has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. AEA is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would materially hinder or impair the consummation of the transactions contemplated hereby.

     Section 4.2  Authority.  AEA has full power and authority to execute and
                  ---------
deliver this Agreement, to perform all its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AEA, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action of AEA. This Agreement has been duly and validly executed and delivered by AEA and constitutes the valid and binding obligation of AEA, enforceable against AEA in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     Section 4.3  No Conflicts; Consents.  Except as set forth in Schedule 4.3,
                  ----------------------
the execution and delivery by AEA of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of any applicable law, rule or regulation to which AEA is subject, (ii) violate any order, judgment or decree applicable to AEA, or (iii) conflict with, or result in a breach of or default under, any term or condition of the charters or by-laws of AEA, except, in each case, as would not hinder or impair the consummation of the transactions contemplated hereby. No consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any Governmental Entity is required to be obtained or made by AEA in connection with the execution, delivery and performance by AEA of the transactions contemplated by this Agreement.

     Section 4.4  Broker's and Finder's Fee.  AEA has not employed any broker,
                  -------------------------
finder, consultant or intermediary in connection with the transactions contemplated by this Agreement or the Related Agreements that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

          Each of the Tanning Parties hereby covenants and agrees with AEA as follows:

     Section 5.1 Cooperation by the Company. (a) From the date hereof and prior to the Closing, the Tanning Parties shall use all reasonable efforts, and will cooperate with

AEA, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Tanning Parties to effect the transactions contemplated hereby (including taking such actions as may be required to cause the representations and warranties contained herein to be true and complete), and shall otherwise use all reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

          (b) Further Assurances.  At any time or from time to time after the
              ------------------
Closing, the Tanning Parties shall execute and deliver any further instruments or documents and take all such commercially reasonable further action as AEA may reasonably request in order to consummate the transactions contemplated hereby.

     Section 5.2  Conduct of Business.  (a) Except as set forth in Schedule 5.2
                  -------------------
or otherwise expressly permitted by the terms of this Agreement or the Related Agreements, or except as AEA may otherwise consent to in writing, from the date hereof to the Closing, the Company and each Subsidiary will, and the Tanning Parties will cause the Company and each of the Subsidiaries to, (i) in all material respects, conduct its business only in the ordinary course in substantially the same manner as presently conducted; (ii) preserve intact its business organization; (iii) maintain its properties, machinery and equipment in sufficient operating condition and repair to enable it to conduct its business in all material respects in the manner in which its business is currently conducted; (iv) continue all existing insurance policies (or comparable insurance) in full force and effect; and (v) preserve its relationships with its suppliers, customers, licensors and licensees and others having business dealings with the Company and the Subsidiaries.

          (b) Except as set forth in Schedule 5.2, or otherwise expressly permitted by the terms of this Agreement or the Related Agreements, or except as AEA may otherwise consent to in writing, from the date hereof to the Closing, the Company and each Subsidiary will not, and the Tanning Parties will cause the Company and each of the Subsidiaries not to (i) increase the rate or terms of compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors, officers, members, managers, or key employees, or increase the rate or terms of any bonus, pension or other employee benefit plan covering any of their respective directors, officers, members, managers, or key employees, except, in each case, increases occurring in the ordinary course of business in accordance with their respective customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Material Contract; (ii) except as set forth on Schedule 5.2 (which shall describe the parties' understanding with respect to the distribution of certain accounts receivable and certain of the Company's accrued profits), declare or pay any dividend or make any other distribution to its members or stockholders whether or not in respect of any equity interests; (iii) amend its Operating Agreements, Articles of Organization, Certificate of Incorporation or by-laws, as applicable; (iv) redeem or otherwise acquire any of its equity interests or issue any equity interests or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any equity interests; (v) adopt or amend in any material respect, any Company Benefit Plan, except as required by law; (vi) incur or assume any Debt; (vii) permit, allow, or suffer any of its assets to become subjected to any Lien or other material restriction of any nature; (viii) settle, compromise or waive any claims or rights of substantial value (including, without limitation, effecting any settlement or resolution of matters relating to NexTek); (ix) pay, loan or advance any amount to, or sell, transfer or lease any assets to, or enter into any agreement or arrangement with any Original Member, any Affiliate of an Original Member or any Principal; or
(x) agree, whether in writing or otherwise, to do any of the foregoing.

     Section 5.3  Access.  From the date hereof and prior to the Closing, the
                  ------
Tanning Parties shall provide AEA with such information as AEA may from time to time reasonably request with respect to the Company and the Subsidiaries and the transactions contemplated by this Agreement and the Related Agreements and provide AEA and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company and the Subsidiaries as AEA may from time to time reasonably request. All such information and access shall be subject to the terms and conditions of the letter agreement dated October 17, 1996 between AEA and the Company (the "Confidentiality Agreement").
--------------------------

     Section 5.4  No Solicitation.  From and after the date hereof, each of the
                  ---------------
Tanning Parties shall not, and shall cause its respective officers, directors, equity holders, employees and representatives not to, solicit offers, inquiries or proposals (collectively, "Proposals") from, or disclose information to, or negotiate or participate in discussions with, others in connection with the possible sale, transfer or other disposition of all or any part of the Company or any interest in the Company. The Tanning Parties agree to promptly inform AEA of the identity of any party making a Proposal or any inquiry relating to a potential Proposal, and the nature and terms of such Proposal or inquiry, and to keep AEA informed as to the status thereof.

     Section 5.5  Required Notices.  At all times prior to the Closing, each of
                  ----------------
the Tanning Parties shall promptly, upon obtaining knowledge thereof, give written notice to AEA of (i) any facts or circumstances or the occurrence of any event or the failure of any event to occur, which will, or could reasonably be expected to, result in a Material Adverse Effect, (ii) any failure by any of the Tanning Parties to comply in all material respects with any covenant, condition or agreement contained in this Agreement, (iii) any complaints, investigations, proceedings or hearings of any Governmental Entity with respect to the Company or this Agreement, (iv) any institution or threat of institution of any litigation or similar action or (v) the occurrence of any event which will or could reasonably be expected to result in the failure by the Tanning Parties to satisfy any condition set forth in Articles VI and VII. During the period from the date of this Agreement to the Closing Date, the Company and the Original Members will cause one or more of each of their representatives to be reasonably available to confer on a regular basis with representatives of AEA to report on the general status of the ongoing operations of the Company and the Subsidiaries.

     Section 5.6  New Tanning.  (a) Prior to the Closing Date, the parties agree
                  -----------
that they will cause New Tanning to be incorporated in the State of Delaware by causing a certificate of incorporation which reflects the capital structure described in Exhibit 1 and which is otherwise reasonably acceptable to the parties to be filed with the Secretary of State of the State of Delaware and by adopting by-laws reasonably acceptable to the parties.

          (b) From the date of its incorporation until the Closing, the Tanning Parties will cause New Tanning not to take any action whatsoever without the prior written consent of AEA.

     Section 5.7  Merger.  The Tanning Parties will take all actions necessary
                  ------
to effect the Merger on or prior to the Closing Date and cause New Tanning to execute a counterpart signature page to this Agreement.

     Section 5.8  Audited Financial Statements.  At least three business days
                  ----------------------------
prior to the Closing Date, the Company shall deliver to AEA (a) audited balance sheets of the Company dated December 31, 1995 and September 30, 1996 and statements of income and cash flow of the Company for the nine months ending September 30, 1996, in each case audited by Ernst & Young LLP (the "Audited
                                                                    -------
Financial Statements") and (b) statements of income and cash flow of the Company
--------------------
for the year ending December 31, 1995, which will be subject to a review report of Ernst & Young LLP (the "Reviewed Financial Statements"). The Audited
                           -----------------------------
Financial Statements and the Reviewed Financial Statements will be prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of their respective dates, and the results of their consolidated operations and cash flows for each of the annual periods ended on such dates.

     Section 5.9  Related Agreements.  The parties shall use all reasonable
                  ------------------
efforts and negotiate in good faith to enter into the following agreements as promptly as practicable and in any event prior to the Closing Date (collectively, the "Related Agreements"):
                    ------------------

          (a) An Agreement and Plan of Merger (the "Merger Agreement") between
                                                    ----------------
the Company and New Tanning effecting the Merger in form and substance reasonably satisfactory to the parties hereto.

          (b) A Shareholders Agreement (the "Shareholders Agreement") among New
                                             ----------------------
Tanning, the Original Members and AEA which reflects the terms set forth in
Exhibit 2 and is otherwise reasonably satisfactory to the parties thereto.

          (c) Employment Agreements between New Tanning and the employees of New Tanning listed in Exhibit 3 which reflect the terms set forth in Exhibit 3 and which are otherwise reasonably satisfactory to such employees, AEA and New Tanning (the "Employment Agreements").
              ---------------------

          (d) Asset Purchase Agreement (the "Asset Purchase Agreement") between
                                             ------------------------
New Tanning and Brobst pursuant to which New Tanning will acquire the assets of Strategic Technologies & Systems which is reasonably satisfactory to New Tanning, Brobst and AEA.

                                  ARTICLE VI


                        CONDITIONS TO AEA'S OBLIGATIONS
                        -------------------------------

          The obligation of AEA to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

     Section 6.1  Representations, Warranties and Covenants of the Tanning
                  --------------------------------------------------------
Parties.  Each of the Tanning Parties shall have complied in all material
-------
respects with all of their agreements and covenants contained herein to be performed on or prior to the Closing Date, and all the representations and warranties of the Tanning Parties contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. AEA shall have received a certificate executed by the Tanning Parties, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 6.1.

     Section 6.2  No Prohibition.  No statute, rule or regulation or order of
                  --------------
any court or administrative agency shall be in effect which prohibits the parties from consummating the transactions contemplated hereby.

     Section 6.3  Consents.  All consents, approvals, authorizations, exemptions
                  --------
and waivers from any Governmental Entity or any third party that shall be required in connection with the transactions contemplated hereby, including those set forth in Schedule 3.7 hereof, shall have been obtained.

     Section 6.4  Merger.  The Company and New Tanning shall have effected the
                  ------
Merger in accordance with the Merger Agreement.

     Section 6.5  Certificates and Resolutions.  AEA shall have received copies,
                  ----------------------------
in form and substance reasonably satisfactory to it, of such certificates of good standing, board resolutions, officers and secretaries' certificates, resignations of officers and directors, revocations of powers of attorney and other documents (including waivers and releases from the Original Members and the Principals) with respect to the Tanning Parties as AEA or its counsel shall reasonably request.

     Section 6.6  Board Approval.  The Board of Directors of AEA Investors Inc.
                  --------------
shall have approved this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

     Section 6.7  Shareholders Agreement.  New Tanning and each Original Member
                  ----------------------
shall have entered into the Shareholders Agreement.

     Section 6.8  Asset Purchase Agreement.  Brobst and New Tanning shall have
                  ------------------------
entered into the Asset Purchase Agreement.

     Section 6.9  Employment Agreements.  The employees listed in Exhibit 3
                  ---------------------
shall have entered into the Employment Agreements.

     Section 6.10  Audited Financial Statements.  The Audited Financial
                   ----------------------------
Statements and the Reviewed Financial Statements shall have been delivered in accordance with Section 5.8 and shall not differ materially from the Financial Statements and shall not otherwise be inconsistent in any material respect with the information regarding the Company provided by the Tanning Parties or their representatives to AEA or its Affiliates or representatives.

     Section 6.11  Legal Opinion.  AEA shall have received an opinion from
                   -------------
Ireland, Stapleton, Pryor & Pascoe, P.C., addressed to AEA, in form and substance reasonably satisfactory to AEA.

     Section 6.12  Pyramid.  Simultaneously with the Closing, AEA shall receive
                   -------
evidence satisfactory to it that all Liens held by Pyramid Technology Corporation in Units of the Company shall have been released and discharged.

     Section 6.13  New Tanning.  New Tanning shall have been formed in
                   -----------
accordance with Section 5.6(a) pursuant to documentation satisfactory to AEA.

     Section 6.14  Counterpart.  New Tanning shall have executed the counterpart
                   -----------
to this Agreement referred to in Section 5.7.

     Section 6.15  Confidentiality and Assignment Agreements.  The Company shall
                   -----------------------------------------
have obtained work-made-for-hire and intellectual property assignment agreements from such consultants, and Confidentiality and Assignment Agreements (as defined on Schedule 3.15(c)) from such employees as AEA and the Company agree are necessary and appropriate.

                                  ARTICLE VII

             CONDITIONS TO THE OBLIGATIONS OF THE TANNING PARTIES
             ----------------------------------------------------

          The obligation of the Tanning Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

     Section 7.1  Representations, Warranties and Covenants of AEA.  AEA shall
                  ------------------------------------------------
have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of AEA contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. The Company shall have received a certificate executed by or on behalf of AEA, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.1.

     Section 7.2  No Prohibition.  No statute, rule or regulation or order of
                  --------------
any court or administrative agency shall be in effect which prohibits the parties from consummating the transactions contemplated hereby.

     Section 7.3  Consents.  All consents, approvals, authorizations, exemptions
                  --------
and waivers from governmental agencies set forth in Schedule 7.3 shall have been obtained.

     Section 7.4  Employment Agreements.  New Tanning shall have entered into
                  ---------------------
the Employment Agreements in accordance with Section 5.9(c).

     Section 7.5  Shareholders Agreement.  AEA shall have entered into the
                  ----------------------
Shareholders Agreement in accordance with Section 5.9(b).

     Section 7.6  Related Transaction.  The parties shall have agreed on a term
                  -------------------
sheet for implementing the transaction described in the second numbered paragraph of the Letter of Intent, dated October 22, 1996, executed in connection with the transactions contemplated hereby.

                                 ARTICLE VIII


                                  TERMINATION
                                  -----------

     Section 8.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Closing,

               (a) by the mutual written consent of the parties hereto; or

               (b) by either AEA, on the one hand, or the Tanning Parties, on the other hand, if the Closing shall not have occurred on or before February 28, 1997.

     Section 8.2  Effect on Obligations.  Termination of this Agreement pursuant
                  ---------------------
to this Article VIII shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to the other parties hereunder, except that Sections 10.2, 10.4 and 10.6, the Confidentiality Agreement, the last sentence of Section 5.3 and this Section 8.2 shall remain in effect, and provided that nothing herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement prior to such termination.

                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     Section 9.1  Losses.  For purposes of this Agreement, the terms "Loss" or
                  ------
"Losses" shall mean each and all of the following items to the extent actually
 ------
incurred: claims, losses, liabilities, damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith (including, without limitation, interest which is imposed in connection therewith, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel).

     Section 9.2  Indemnification by the Original Members and Principals.  (a)
                  ------------------------------------------------------
Subject to Section 9.5, the Original Members and the Principals shall indemnify and hold harmless AEA, its shareholders and Affiliates, their respective officers, directors, shareholders, successors and permitted transferees and assigns from and against any and all Losses based upon, arising out of, or resulting from, any of the following:

               (i) any breach by any of the Tanning Parties of any of the representations or warranties made by the Tanning Parties in this Agreement; or

               (ii) any failure by any of the Tanning Parties to perform any of its covenants or agreements contained in this Agreement.

          (b) AEA shall give any notice pursuant to this Article IX (and subject to the terms of Section 9.4) to each Original Member and Principal. Each of the Original Members and Principals hereby appoints Wes Light as their representative for the purpose of administering all indemnity procedures and to act on behalf of the Original Members and Principals for all purposes of this
Article IX and Section 10.6.

          (c) Any obligation of the Original Members or Principals arising under this Article IX may be satisfied, at the option of the Original Member or Principal satisfying such obligation, with (x) a Cash Payment, (y) a Stock Payment, or (z) any combination of a Cash Payment and a Stock Payment.

          (d) For purposes of this Article IX, "Cash Payment" shall mean a
                                                ------------
payment in an amount equal to the amount of the obligation, or portion thereof, to be satisfied by such Cash Payment.

          (e) For purposes of this Article IX, "Stock Payment" shall mean a
                                                -------------
payment of an amount of common stock of New Tanning the Fair Value of which is equal to the amount of the obligation, or portion thereof, to be satisfied by such Stock Payment. For purposes of this Article IX, "Fair Value" of a share of
                                                       ----------
common stock of New Tanning shall be the per share price paid for the AEA Shares, pursuant to this Agreement.

          (f) For purposes of any indemnification made pursuant to Section 9.2(a)(i), any Loss arising out of a breach of a representation or warranty contained in Sections 3.1, 3.2, 3.3(b), 3.7, or 3.11(b) to the extent such representation or warranty relates solely to the status, actions or inaction of any Principal or Original Member and is made by a Principal or Original Member, acting on its own behalf and not on behalf of the Company, shall only be the several (and not joint) obligation of such Original Member or Principal; it being understood and agreed that indemnification for any other Loss shall be the joint and several obligation of all of the Tanning Parties (other than the Company).

     Section 9.3  Indemnification by AEA.  (a) Subject to Section 9.5, AEA shall
                  ----------------------
indemnify and hold harmless each Original Member, each Principal, successors, and permitted transferees and assigns from and against any and all Losses based upon or resulting from any of the following:

               (i) any breach by AEA of any of the representations or warranties made by AEA in this Agreement; or

               (ii) any failure by AEA to perform any of its covenants or agreements contained in this Agreement.

          (b) Any obligation of AEA arising under this Article IX may be satisfied, at the option of AEA, with (x) a Cash Payment, (y) a Stock Payment or
(z) any combination of a Cash Payment and a Stock Payment.

     Section 9.4 Claims. (a) When a party seeking indemnification under Sections 9.2 or 9.3 (the "Indemnified Party") receives notice of any claims made
                          -----------------
by third parties ("Third Party Claims") or has any other claim for
                   -------------------
indemnification other than a Third Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the other party or parties (the "Indemnifying Party")
                                                           ------------------
reasonably indicating (to the extent known) the nature of such claims and the basis thereof; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby. Upon notice from the Indemnified Party, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claims, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case, the Indemnifying Party shall have
         --------  -------
no obligation to pay any further costs or expenses of legal counsel of the Indemnified Party thereafter incurred in connection with such defense. No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party (and satisfactory releases are delivered to the Indemnified Party). The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claims within thirty (30) days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claims. If an Indemnifying Party does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claims, the Indemnifying Party shall be deemed to have waived rights to control the defense thereof. If the Indemnified Party assumes the defense of any Third Party Claims because of the failure of the Indemnifying Party to do so in accordance with this Section 9.4, it may do so in such reasonable manner as it may deem appropriate, and the Indemnifying Party shall pay all reasonable costs and expenses of such defense. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), unless the sole relief granted was equitable relief for which the Company would have no liability or to which the Company would not be subject.

          (b) Notwithstanding the foregoing, with respect to any Third Party Claim that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if there are conflicts that make it reasonably necessary for separate counsel to represent the Indemnified Party and the Indemnifying Party.

     Section 9.5  Limitations on Indemnification.  (a)  The provisions for
                  ------------------------------
indemnity under Sections 9.2(a) and 9.3(a), as the case may be, shall be effective only when the aggregate amount of all Losses for which indemnification is sought from the Original Members and the Principals, on the one hand, or AEA, on the other, under Sections 9.2(a) or 9.3(a), respectively, exceeds $200,000, in which case the Indemnified Party shall be entitled to indemnification for all of the Indemnified Party's Losses in excess thereof.

          (b) In no event shall the Original Members and the Principals, on the one hand, or AEA, on the other, be liable for an amount, in the aggregate, greater than $6,500,000 for all claims made against it under Sections 9.2(a) or 9.3(a), as the case may be.

          (c) Notwithstanding the foregoing, Losses arising out of a breach of Sections 3.13 or 3.17(b) or any intentional failure to perform any covenant or agreement contained in this Agreement shall be indemnified without regard to this Section 9.5.

     Section 9.6  Exclusive Remedy.  Except as expressly provided otherwise in
                  ----------------
this Agreement, following the Closing, the indemnification provisions set forth in this Article IX shall be the sole and exclusive remedy of the parties hereto for damages for breaches of representations and warranties and covenants and other agreements.

                                   ARTICLE X


                                 MISCELLANEOUS
                                 -------------

     Section 10.1  Survival.  All representations and warranties by the parties
                   --------
herein shall survive the Closing until (and no claim for indemnification in respect of a breach thereof shall be made following) the earlier of (i) the approval by the Audit Committee of the Board of Directors of New Tanning of the audit of the financial statements of the Company and the Subsidiaries for the fiscal year ended December 31, 1997 or (ii) an initial public offering by New Tanning, except in all cases with respect to and to the extent of any claims of which written notice specifying, in reasonable detail (to the extent known), the nature and amount of the claims has been given by AEA to the Original Members and the Principals, or by the Original Members and the Principals to AEA, as the case may be, prior to such expiration, which claims shall survive without limitation as to time, and except in all cases with respect to losses arising out of Sections 3.13 and 3.17(b), which shall survive without limitation as to time. Nothing in this Agreement is intended to impose any time limitations in connection with covenants or agreements which are not to be performed at or prior to the Closing.

     Section 10.2  Expenses.  Except as otherwise provided herein, each party
                   --------
hereto shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its accountants and counsel ("Fees and Expenses"); provided however, that the Purchase Price shall be reduced by the amount of Fees and Expenses incurred by AEA or on its behalf (such reduction not to exceed $275,000).

     Section 10.3  Exclusive Agreement; No Third-Party Beneficiaries.  This
                   -------------------------------------------------
Agreement, the Related Agreements (including the Schedules and all Exhibits hereto and thereto), and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof and any verbal or written communication between the parties prior to the adoption of this Agreement shall be deemed merged herein and of no further force and effect. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 10.4  Governing Law, Etc.  This Agreement shall be construed in
                   ------------------
accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America in each case located in the County of New Castle for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 10.8 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America in each case located in the County of New Castle and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     Section 10.5  Successors and Assigns.  The terms and conditions of this
                   ----------------------
Agreement and the Related Agreements shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned (by operation of law
--------  -------
or otherwise) by any Tanning Party without the prior written consent of AEA, and any such assignment shall be void and of no force or effect; and provided further that AEA may, at its election, assign all or part of its rights under this Agreement (including the right to acquire the AEA Shares) to any Affiliate of AEA or any related entities formed for the purpose of the transactions contemplated by this Agreement, but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve AEA of any of its obligations under this Agreement.

     Section 10.6  Publicity.  No public release or announcement concerning the
                   ---------
transactions contemplated hereby or by the Related Agreements shall be issued by any party without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall give the other parties notice in advance of such issuance.

     Section 10.7  Severability.  If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     Section 10.8  Notices.  Any notice, request, instruction or other document
                   -------
to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid:

          (a)  If to any of the Tanning Parties, to:

               Tanning Technology Corporation
               4600 South Ulster Street, Suite 380
               Denver, Colorado  80237

               Attention:  Toni Hippeli
               Telecopy:  303 220-9958

               with a copy to:

               Ireland, Stapleton, Pryor & Pascoe, P.C.
               1675 Broadway
               Suite 2600
               Denver, Colorado  80202
               Attention:  Susan L. Oakes, Esq.
               Telecopy:  303 623-2062

          (b)  If to AEA, to:

               AEA Tanning Investors Inc.
               c/o AEA Investors Inc.
               Park Avenue Tower
               65 East 55th Street
               New York, New York  10022
               Attention:  Christine J. Smith, Esq.
               Telecopy:  212 702-0518

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Attention:  Frederick H. Fogel, Esq.
               Telecopy:  212 859-4000

                or at such other address for a party as shall be specified by like notice.

     Section 10.9  Counterparts; Facsimile Signatures.  This Agreement may be
                   ----------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Delivery of a photocopy or transmission by telecopy of a signed signature page of this Agreement shall constitute delivery of such signed signature page; provided, however, that each party shall provide each other party an originally executed copy of such signature page as promptly as practicable.

     Section 10.10  Interpretation.  When a reference is made in this Agreement
                    --------------
to Articles, Sections, Schedule or Exhibits, such reference is to an Article or a Section of, Schedule to, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation." Whenever used in this Agreement, "to the Company's knowledge" shall mean the knowledge of Larry Tanning, Stephen Brobst, Toni Hippeli, and Bipin Agarwal. Whenever used in this Agreement "to the knowledge of an Original Member" shall mean the knowledge of any shareholder or shareholders of such Original Member.

     Section 10.11  Amendment.  This Agreement may not be amended except by an
                    ---------
instrument in writing signed on behalf of each of the parties.

     Section 10.12  Extension; Waiver.  At any time the parties may extend the
                    -----------------
time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder shall not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 10.13  Other Transaction Structures.  The parties agree to
                    ----------------------------
cooperate and to develop and implement alternative legal structures to those described in this Agreement and the Related Agreements (including the Merger) if necessary to address legal, accounting or other considerations, it being understood that any alternative legal structure shall not alter the economic rights and obligations of the parties hereto or the commercial substance of the intended transactions. In particular, if the parties determine that in order to achieve the result intended to be achieved by the Merger, it is necessary to cause the Company to merge with and into a Delaware limited liability company and then cause such Delaware limited liability company to merge with and into New Tanning, the parties shall effect such transaction. The parties agree that the terms of this Agreement shall be modified to implement the terms set forth in Exhibit 4.

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                              TANNING TECHNOLOGY GROUP, L.L.C.

                              /s/ Toni Hippeli
                              -----------------------------
                              By:  Toni Hippeli
                              Title:  Managing Member

                              COURTNEY ROSE CORPORATION

                              /s/ Larry Tanning
                              -----------------------------
                              By:  Larry Tanning
                              Title: President

                              WINSOFT CORPORATION

                              /s/ Bipin Agarwal
                              -----------------------------
                              By:  Bipin Agarwal
                              Title: President

                              HIPPELI ENTERPRISES, INC.

                              /s/ Toni Hippeli
                              ------------------------------
                              By:  Toni Hippeli
                              Title: President

                              STEPHEN BROBST

                              /s/ Stephen Brobst  *
                              ------------------------------

* Subject to the Letter Agreement dated as of January 29, 1997, among Tanning Technology Group, L.L.C., a Colorado limited liability, Courtney Rose Corporation, a Colorado corporation, WinSoft Corporation, a Colorado corporation, Hippeli Enterprises, Inc., a Colorado corporation, Larry Tanning, Bipin Agarwal, Toni Hippeli and Stephen Brobst.

                              LARRY TANNING

                              /s/ Larry Tanning
                              -------------------------------

                              BIPIN AGARWAL

                              /s/ Bipin Agarwal
                              -------------------------------

                              TONI HIPPELI

                              /s/ Toni Hippeli
                              -------------------------------

                              AEA TANNING INVESTORS INC.


                              /s/ Henry F. Skelsey
                              -------------------------------
                              By:  Henry F. Skelsey
                              Title:

                  COUNTERPART TO THE STOCK PURCHASE AGREEMENT

         Tanning Technology Corporation, a Delaware corporation, hereby assumes, as successor to Tanning Technology Group, L.L.C., a Colorado limited liability company ("TTG"), all the rights and obligations of TTG with respect to the Stock
          ---
Purchase Agreement and the transactions contemplated thereby, dated December 24, 1996, by and among TTG, Courtney Rose Corporation, a Colorado Corporation

("Courtney"), WinSoft Corporation, a Colorado corporation ("WinSoft"), Hippeli
----------                                                  -------
Enterprises, Inc., a Colorado corporation ("Hippeli"), Stephen Brobst, Larry
                                            -------
Tanning, Bipin Agarwal, Toni Hippeli and AEA Tanning Investors Inc., a Delaware corporation ("AEA"), as supplemented by the Letter Agreement, dated January 29,
              ---
1997, by and among TTG, Courtney, WinSoft, Hippeli, Stephen Brobst, Larry Tanning, Bipin Agarwal, Toni Hippeli and AEA.

                              TANNING TECHNOLOGY CORPORATION


                              /s/ Larry G. Tanning
                              ------------------------------------
                              By: Larry G. Tanning
                              Title: President

                                   Exhibit 1
                                   ---------
               Principal terms of Capitalization of New Tanning
               ------------------------------------------------

          New Tanning will be structured with three classes of capital stock (classes A, B, and C). The Original Members will hold the A Shares, which will have (prior to the exercise of any options) 68% of the vote and profits; AEA will hold the B Shares (the "AEA Shares," as defined in the Stock Purchase Agreement) which will have (prior to the exercise of any options) 32% of the vote and profits; and, upon the exercise of the options, the option holders will receive the C Shares (which will not be voting shares). Upon liquidation, dissolution, disposition of all or substantially all of the stock or assets of New Tanning or similar transactions, the B Shares will receive the first $13 million, then the A Shares will receive the next $27,625,000, then, if any C Shares are outstanding, they will receive the amount paid for such C Shares, and next, all classes will share pro-rata.

                                   Exhibit 2
                                   ---------

                 Principal Terms of the Shareholders Agreement
                 ---------------------------------------------

            1.  Parties.  New Tanning, the Original Members and AEA.
                -------

                          2.  Principal Terms.
                              ---------------

     2.1  Governance.  Management decisions will be made by a majority of the
          ----------
          Board of Directors. Board representation will be proportionate to ownership interest (i.e. AEA will have the right to appoint 1/3 of the
                              ----
          board members). Notwithstanding the foregoing, the following actions would require the approval of a majority of the Board, including at least one AEA director:

          . Acquisitions or dispositions of assets or operations outside the ordinary course; dissolution, liquidation, mergers or other extraordinary transactions.

          . The issuance of private or public equity or public debt of New Tanning.

          . The incurrence by New Tanning of significant indebtedness ($5 million or more).

          . Any related party transactions (including employment agreements with any 5% equity holders or affiliates of 5% equity holders).

          . Any material change in management (including appointment or removal of senior management) or compensation arrangements.

          . Amendments or modifications to New Tanning's governing documents or terms of securities or other interests.

          . Any declaration of dividends or other distributions (including redemptions of stock).

          . Other corporate actions of similar significance outside the ordinary course.

     2.2  Information.
          -----------

          . New Tanning will provide annual and monthly financial statements to AEA in a form satisfactory to AEA, together with annual budgets and operating plans (including balance sheets and statements of cash flows).

          . New Tanning will provide AEA access to New Tanning's books and records.

     2.3  Committees.  AEA will have the right to designate one member on each
          ----------
          committee of the Board.

     2.4  Transfer.  No equity holder will be permitted to transfer (directly or
          --------
          indirectly) its interest in New Tanning without the approval of the holders of 80% of the voting shares (including the transferor) of the equity interests in New Tanning. "Tag along" rights (which grant to all shareholders the right to participate, pro rata, in any transfer) and "drag along" rights (which provide that if shareholders holding 80% of the shares choose to sell at least substantially all of the shares they own, they can require the other shareholders to sell the same percentage of their shares) would apply to any such approved sale.

     2.5  Registration Rights.
          -------------------

          . AEA will have the right to one demand registration right in each 12 month period beginning on the 24 month anniversary of the Closing. This right includes the right to require a primary IPO by New Tanning, as well as the right to demand registration of shares held by the AEA investor participants.

          . AEA and the Original Members will have customary "piggy-back" and S-3 registration rights.

          . Piggy-back and S-3 registration rights will be subject to standard marketability restrictions.

                                   Exhibit 3
                                   ---------

                   Principal terms of Employment Agreements
                   ----------------------------------------


     1.  Parties.  New Tanning and the following employees of New Tanning:
         -------

     Larry Tanning

     Bipin Agarwal


                              2.  Principal Terms.
                                  ---------------

     2.1  Term -- 3 years.
          ----

     2.2  Compensation -- base salary plus bonus structure as well as bonuses at
          ------------
          Closing as set forth on Schedule 1.

     2.3  Benefits -- to be agreed.
          --------

     2.4  Exclusivity --  during the term, the employee shall devote his full
          -----------
          business efforts and time to New Tanning and shall not render services to any other person or entity without the prior written consent of the Board of Directors.

     2.5  Non-Competition; Non-Solicitation -- will contain standard non-
          ---------------------------------
          competition and non-solicitation provisions covering the term of the Agreement.

     2.6  Confidentiality; Trade Secrets -- Confidentiality/trade secret
          ------------------------------
          provisions will conform to those contained in the the Company's form "Employment, Confidentiality and Non-Competition" agreement.

     2.7  Termination -- if terminated without cause, employee entitled to
          -----------
          receive base salary over remainder of the term.

                                   Exhibit 4
                                   ---------

                      Transaction Modification Term Sheet
                      -----------------------------------

          The parties agree that the terms of the Stock Purchase Agreement to which this Exhibit is attached shall be modified to implement the terms set forth below:

 1. At the Closing, AEA will purchase 9/13 of the AEA Shares (the "Initial AEA Shares") for $9,000,000 in cash.

  2. AEA will purchase up to $4,000,000 of current accounts receivable of the Company (valued at face) (the "Accounts Receivable") from the Original Members.

3. The Company will act as the collection agent to collect the Accounts Receivable on AEA's behalf.

4. AEA shall purchase the 4/13 of the AEA Shares which it did not purchase on the Closing Date (the "Remaining AEA Shares") at a date no later than the four month anniversary of the Closing Date (which, at AEA's option, may be any earlier date after the Closing Date) for cash and Accounts Receivable (valued at face) equal to $4,000,000. The Remaining AEA Shares shall be purchased on the same terms and conditions as the Initial AEA Shares.